Exhibit 99.1

SCHIFF NUTRITION INTERNATIONAL ANNOUNCES A MAJOR NEW SHAREHOLDER;
TPG GROWTH ACQUIRED AN APPROXIMATE 25% COMPANY STAKE
FROM WEIDER HEALTH AND FITNESS IN PRIVATE TRANSACTION
- Schiff adds TPG Growth executives to its board of directors -
- Schiff’s management updates financial guidance -

Salt Lake City, Utah, Oct. 15, 2010: Schiff Nutrition International, Inc., (NYSE: WNI), announced today that TPG Growth, the middle market buyout and growth platform of TPG, a global private investment firm, has purchased approximately 25% of Schiff Nutrition’s fully diluted outstanding shares from Weider Health and Fitness (WHF), Schiff Nutrition’s majority shareholder, for $48.8 million.

TPG Growth purchased 7.487 million shares of Class B common stock, which automatically converted to Class A common stock on a one-to-one basis.  WHF President and CEO Eric Weider continues to serve as chairman of the board of Schiff Nutrition.  Following the transaction, WHF owns approximately 25% of the fully diluted outstanding shares and retains approximately 78% of the voting power.  TPG Growth and WHF have agreed to vote together on major business issues affecting the growth and operations of the company.

“We are delighted to partner with TPG, a world-class firm with substantial expertise and resources, to build an exciting future for Schiff Nutrition,” said Weider. “TPG has extensive healthcare, pharmaceutical, consumer/retail and operational expertise that can help support the company’s organic growth, new product development, global sourcing, potential acquisition activities and enhance shareholder value.”

In connection with the transaction, Schiff Nutrition appointed two TPG Growth executives, William E. McGlashan, Jr., managing partner, and Matthew T. Hobart, managing director, to its board of directors effective October 14th, increasing the board to ten.

McGlashan said, “Schiff Nutrition has consistently delivered strong execution and solid profitability in an intensely competitive industry.  The management team has grown the Move Free® brand into a category leader while successfully launching innovative new products such as MegaRed®.  We believe Schiff is an effective platform for growth that can take advantage of industry consolidation and excel in new product development in an expanding category.  We support the company’s strategy and look forward to helping bolster its long-term growth.”

Weider concluded, “I am especially pleased to welcome Bill and Matt to the board.  In addition to the TPG Growth support, they bring an impressive array of personal experience.  Bill co-founded and led Pharmanex, Inc., a leading dietary supplement company, and has over 20 years experience in the nutritional supplements industry.  Matt brings a strong background positioning companies in the consumer space for significant financial growth and working with companies to expand globally.”

McGlashan became a founding partner of TPG Growth in 2004.  Prior to that he was the turn-around Chairman and CEO of Critical Path, and previously was the co-founder and CEO of Vectis Group, a venture capital corporation. He was also co-founder and President of Pharmanex, Inc, a leading phyto-pharmaceutical and dietary supplement company.  Prior to Pharmanex, McGlashan was a senior associate with Bain Capital and Information Partners.  He earned a B.A. with honors from Yale University and an M.B.A. from the Stanford Graduate School of Business.  He serves on the Boards of XOJET, David’s Bridal, AgraQuest, SuccessFactors, Elevance Renewable Sciences, Bay Area Discovery Museum and the Advisory Council for the Yale School of Management.

Hobart joined TPG Growth in 2004.  Prior, he was the Vice President of Corporate Development for Critical Path.  Previously, Hobart co-founded and served as a Managing Director of Vectis Group, a venture capital corporation.  Prior to Vectis Group, he made private equity investments in the US and Europe for the $2.2 billion Morgan Stanley Capital Partners III L.P. fund.  Hobart earned a B.A. with Honors in Economics from Miami University and an M.B.A. from the Stanford University Graduate School of Business.

Financial Guidance
The WHF-TPG transaction triggers certain provisions under the company’s management and board of director long-term incentive plans, including accelerated vesting of outstanding awards and, in certain cases, accelerated payment of such awards.  The company will recognize approximately $3.6 million in related long-term incentive plan expenses during its fiscal 2011 second quarter, a portion of which would have been recognized during its fiscal 2011 third and fourth quarters.  As a result of accelerated vesting of the awards, certain fiscal 2011 guidance regarding operating expenses previously provided on September 14, 2010 when the company reported its fiscal 2011 first quarter financial results is being updated.  Including incremental incentive plan expenses, for fiscal 2011 the company believes selling and marketing costs will approximate 16.0% to 18.0% of net sales; and other operating expenses will approximate $22.0 million to $23.5 million.  The company anticipates reporting on its fiscal 2011 second quarter and, as appropriate, updating fiscal 2011 financial guidance either during the third or fourth week of December 2010.

About TPG Growth
TPG Growth is the middle market and growth equity investment platform of TPG, the global private investment firm.  With more than $2.5 billion under management, TPG Growth targets investments in a broad range of industries and geographies, utilizing leveraged buyout, growth equity, and private investment in public equity (PIPE) structures.  The firm is backed by the resources of TPG with more than $47 billion of assets under management.  TPG Growth has offices in the United States, China and India.

About Schiff Nutrition
Schiff Nutrition International, Inc. develops, manufactures, markets and distributes branded and private label vitamins, nutritional supplements and nutrition bars in the United States and throughout the world.  To learn more about Schiff, please visit the web site www.schiffnutrition.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based on management’s beliefs and assumptions, current expectations, estimates, and projections.  These statements are subject to known and unknown risks and uncertainties, certain of which are beyond the company’s ability to control or predict, and therefore, actual results may differ materially.  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date hereof.  Schiff Nutrition disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise.  You are cautioned not to place undue reliance on these forward-looking statements.

Important factors that may cause actual results of Schiff Nutrition to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to:  the level of customer and consumer acceptance of Move Free Advanced, MegaRed, and other branded products, the inability to gain or maintain market distribution for MegaRed or other new products, the entry of new branded and private label krill oil products into the market, the inability to successfully implement marketing and spending programs behind our Move Free, MegaRed and other branded products, the impact of raw material pricing (particularly relative to joint care products), availability (particularly relating to the limited number of krill oil suppliers), quality (particularly relating to joint care products and ingredients from suppliers outside the United States, including China) and potency, the mix between branded and private label products, the inability to grow or maintain branded and private label sales and/or margins in an increasingly competitive environment, the inability to successfully bid on new and existing private label business, litigation and government or administrative regulatory action in the United States and internationally, including FDA enforcement and challenges to marketing, advertising or product claims, adverse publicity regarding our nutritional supplements and/or their ingredients or the dietary supplement industry generally, the inability to enforce or protect our intellectual property rights against infringement, the inability to achieve cost savings and operational efficiencies, the inability to increase operating margins and increase revenues, dependence on individual products, dependence on individual customers, the impact of competitive products and pricing (including private label), market and industry conditions (including pricing, demand for products and level of trade inventories), the impact of clinical studies regarding our products or other nutritional supplements, particularly relating to the joint care category, the success of product development, the inability to obtain customer acceptance of new product introductions, changes in laws and regulations, the inability or increased cost to comply with or maintain good manufacturing practices for the dietary supplement industry, the inability or increased cost to obtain product liability and general insurance, the uncertainty of market acceptance of new products, the inability to find strategic transaction opportunities or the inability to successfully consummate or integrate a strategic transaction, changes in accounting standards, and other factors indicated from time to time in the company’s SEC reports, copies of which are available upon request from the company’s investor relations department or may be obtained at the SEC's web site (www.sec.gov).  These risks and uncertainties should be carefully considered before making an investment decision with respect to shares of our common stock.

Schiff Nutrition Contact: Joseph W. Baty, CFO (801) 975-5186 email: joeb@schiffnutrition.com www.schiffnutrition.com	IR Agency Contact: Kirsten Chapman Lippert / Heilshorn & Associates (415) 433-3777 email: KChapman@lhai.com	TPG Growth Contact: Lisa Baker Owen Blicksilver Public Relations (914) 725-5949 email: lisa@blicksilverpr.com